Exhibit 10.2
AMENDMENT
TO THE
2016 STOCK INCENTIVE PLAN OF HONEYWELL INTERNATIONAL INC.
AND ITS AFFILIATES

Pursuant to the authority granted to proper officers of Honeywell International Inc. by the Management Development and Compensation Committee of the Board of Directors on April 27, 2020 and September 25, 2020, the 2016 Stock Incentive Plan of Honeywell International Inc. and Its Affiliates (the “Stock Plan”) is hereby amended effective September 25, 2020 in the following particulars:

1. That the third and final paragraph of the definition of “Performance Measure” (Section 2.27) of the Stock Plan shall be, and hereby is, replaced in its entirety with the following paragraph:

“In determining attainment of a Performance Measure, the Committee may exclude unusual     or infrequently occurring items, extraordinary items and the cumulative effect of changes in accounting treatment, and, for Performance Cycles beginning on or after January 1, 2019, may determine to exclude other items, such as changes in foreign currency exchange rates, the impact of acquisitions or divestitures, discontinued operations, and charges for restructurings (employee severance liabilities, asset impairment costs, and exit costs), each determined in accordance with GAAP (to the extent applicable) and as identified in the financial statements, notes to the financial statements, or discussion and analysis of management.”

2. That Section 4.4(c)(i) of the Stock Plan shall be, and hereby is, replaced in its entirety with the following new Section 4.4(c)(i):

“For Performance Cycles beginning on or after January 1, 2019, the Committee shall fix and establish, in writing (A) the Performance Measures that apply to a Performance Cycle; (B) with respect to Cash-Based Awards, the Target Amount payable to each Participant; (C) with respect to other Performance Awards, the Target Vesting Percentage, or Target Amount payable, for each Participant; and (D) subject to subsection 4.4(d), the criteria for computing the amount that shall be paid or shall vest with respect to each level of attained performance. The Committee shall also set forth the minimum level of performance, based on objective factors, that must be attained during the Performance Cycle before any Performance Award shall be paid or vest, and the percentage (not exceeding 200%) of the target Performance Award that shall vest upon attainment of various levels of performance that equal or exceed the minimum required level.”

HONEYWELL INTERNATIONAL INC.

/s/ Karen Mattimore
Karen Mattimore
Senior Vice President &
Chief Human Resources Officer

Dated: October 7, 2020